QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Interests of Experts" in the Registration Statement (Form F-10) and related short form prospectus of Talisman Energy Inc. (the "Company") dated May 2, 2014 with respect to the sale and issue of debt securities, common shares, preferred shares, subscription receipts, warrants and units having an aggregate offering price of up to US$3,500,000,000 (or the equivalent in other currencies) of the Company, and to the incorporation by reference therein of our reports dated February 27, 2014, with respect to the consolidated financial statements of the Company which comprise the consolidated balance sheets as at December 31, 2013 and 2012 and the consolidated statements of income (loss), comprehensive income (loss), changes in shareholders' equity and cash flows for each of the years in the three year period ended December 31, 2013, and a summary of significant accounting policies and other explanatory information, and the effectiveness of internal control over financial reporting, filed as an exhibit to, and incorporated by reference in, its Annual Report (Form 40-F) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

Calgary, Canada May 2, 2014	signed "Ernst & Young LLP" Chartered Accountants

QuickLinks

  Exhibit 5.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM